UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2021

Social Life Network, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55961	46-0495298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

3465 S Gaylord Ct, Suite A509, Englewood, Colorado	80113
(Address of principal executive offices)	(Zip Code)

(855) 933-3277

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Social Life Network, Inc. referred to herein as “we”, “us”, or “our”

ITEM 8.01. OTHER EVENTS

Podcasts

June 5th (Saturday @ 2:00PM Pacific / 5:00PM Eastern) - MjLink.com, Inc. will provide an information update @ https://SocialNetwork.ai/podcast

June 9th (Wednesday @ 2:00PM Pacific / 5:00PM Eastern) - WEnRV.com and HuntPost.com, Inc. will provide an information update @ https://SocialNetwork.ai/podcast

June 16th (Wednesday @ 2:00PM Pacific / 5:00PM Eastern) - Social Life Network, Inc. will provide a 1 hour shareholder update, that includes a fireside chat with executives and advisors from their TBI Licensees @ https://SocialNetwork.ai/podcast

New Shareholder Portal

Beginning June 15th, 2021, we will be officially launching a new shareholder portal @ https://www.WDLF.net that will be a recognized social networking hub for the distribution of important information to shareholders. In advance of its official launch on June 15th, the private IR network is now available for shareholders to request an invitation to join, by going to https://www.wdlf.net/shareholder-invitation-request

Upcoming OTCQB Listing and Internal Valuation Video

In a May 28th, 2021 podcast, management announced they will be providing an update on the proposed up listing from the OTC Pink to the OTCQB as soon as the business week of June 1st, as well as the release of an internal valuation video that explains the private valuation method, and the valuations, of their ten technology incubator licensees. This information will be provided through an 8-K filing that management aims to be filed on or before June 4th, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Social Life Network, Inc.

Dated: June 2, 2021	By:	/s/ Ken Tapp
Ken Tapp,
Chief Executive Officer

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